Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Valerie Collado
Phone: (610) 429.2796
Fax: (484) 881.7402
Email: valerie_collado@vwr.com
VWR Funding, Inc. to Hold First Quarter 2009
Financial Results Conference Call
WEST CHESTER, PA, May 13, 2009— VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply company, will hold a conference call on Tuesday, May 19, 2009, to discuss its first quarter financial results.

Who:	John M. Ballbach, Chairman, President and CEO
Jack L. Wyszomierski, Executive Vice President, Chief Financial Officer
Gregory L. Cowan, Vice President, Corporate Controller

When:	Tuesday, May 19, 2009
9:00 a.m. Eastern Time (ET)

How:	Interested parties may participate by dialing 719-325-4754 or toll free at 877-741-4242. A replay of the call will be available from 12:00 p.m. ET on May 19, 2009 through midnight May 26, 2009 by dialing 719-457-0820 or toll free at 888-203-1112 pass code for both replay numbers will be 4711690.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 will be filed on or before May 15, 2009 with the Securities and Exchange Commission.
About VWR International, LLC
VWR International, LLC, headquartered in West Chester, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $3.7 billion. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 6,500 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.
For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, LLC, 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.
VWR and design are registered trademarks of VWR International, LLC.
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